Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated November 19, 2021, with respect to the audited financial statements of Fipps Media, Inc. for the years ended December 31, 2020 and 2019.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Hudgens CPA, PLLC

www.hudgenscpas.com

Houston, Texas

May 9, 2022